Exhibit  21.1

Subsidiaries of Registrant

Entity	State of Incorporation	Doing Business As (if different from corporate name)

Anniston HMA, Inc.	Alabama	Stringfellow Memorial Hospital
Bartow HMA, Inc.	Florida
Biloxi H.M.A., Inc.	Mississippi	Biloxi Regional Medical Center
Brandon H.M.A., Inc.	Mississippi	Rankin Medical Center
Canton HMA, Inc.	Mississippi
Carlisle HMA, Inc.	Pennsylvania	Carlisle Regional Medical Center
Chester HMA, Inc.	South Carolina	Chester Regional Medical Center
Chester HMA Physician Management, Inc.	South Carolina
Citrus HMA, Inc.	Florida	Seven Rivers Regional Medical Center
Clarksdale H.M.A., Inc.	Mississippi	Northwest Mississippi Regional Medical Center
Coffee Hospital Management Associates, Inc. (1)	Tennessee
Collier HMA, Inc.	Florida	Collier Regional Medical Center
Durant H.M.A., Inc.	Oklahoma	Medical Center of Southeastern Oklahoma
Durant HMA Surgical Center, Inc. (5)	Oklahoma
FirstMed, Inc.	Arkansas
Gaffney H.M.A., Inc.	South Carolina	Upstate Carolina Medical Center
Green Clinic, Inc.	Florida
Gulf Coast HMA Physician Management, Inc.	Florida
Haines City H.M.A., Inc.	Florida	Heart of Florida Regional Medical Center
Hamlet H.M.A., Inc.	North Carolina	SandHills Regional Medical Center
Hartsville H.M.A., Inc.	South Carolina	Carolina Pines Regional Medical Center
Hartsville HMA Physician Management, Inc.	South Carolina	The Medical Group
Health Management Associates of West Virginia, Inc. (1)	West Virginia	Williamson Memorial Hospital
Health Management Associates, Inc.	Kentucky
Health Management Investments, Inc.	Delaware
Hernando H.M.A., Inc.	Florida	Brooksville Regional Hospital Spring Hill Regional Hospital
HMA Fentress County General Hospital, Inc.	Tennessee	Jamestown Regional Medical Center
HMA Foundation, Inc.	Florida
HMA Mesquite Hospital, Inc.	Texas	Medical Center of Mesquite
HMA Santa Rosa Medical Center, Inc.	California	Santa Rosa Medical Center
Hospital Management Associates, Inc.	Kentucky
Insurance Company of the Southeast, Ltd.	Cayman Islands, BWI
Jackson HMA North Medical Office Building, Inc.	Mississippi
Jackson HMA, Inc.	Mississippi	Central Mississippi Medical Center
Kennett HMA, Inc.	Missouri	Twin Rivers Regional Medical Center
Kentucky HMA Physician Management, Inc.	Kentucky
Keystone HMA Property Management, Inc.	Pennsylvania
Key West HMA Physician Management, Inc.	Florida
Key West HMA, Inc.	Florida	Lower Keys Medical Center
Lake Norman HMA Surgical Center, Inc.	North Carolina
Lancaster HMA, Inc.	Pennsylvania	Heart of Lancaster Regional Medical Center
Lancaster HMA Physician Management, Inc.	Pennsylvania	Central Penn Medical Group

Entity	State of Incorporation	Doing Business As (if different from corporate name)

Lebanon HMA, Inc.	Tennessee	University Medical Center
Lebanon HMA Physician Management Corp.	Tennessee
Lebanon HMA Surgery Center, Inc.	Tennessee
Lehigh HMA, Inc.	Florida	Lehigh Regional Medical Center
Little Rock H.M.A., Inc.	Arkansas	Southwest Regional Medical Center
Lone Star HMA, L.P.	Delaware	Mesquite Community Hospital
Louisburg H.M.A., Inc.	North Carolina	Franklin Regional Medical Center
Madison HMA, Inc.	Mississippi	Madison County Medical Center
Marathon H.M.A., Inc.	Florida	Fishermen’s Hospital
Meridian H.M.A. Nursing Home, Inc.	Mississippi
Meridian H.M.A., Inc.	Mississippi	Riley Memorial Hospital
Meridian HMA Clinic Management, Inc.	Mississippi
Mesquite HMA General, LLC	Delaware
Mesquite HMA Limited, LLC	Delaware
Midwest City H.M.A., Inc.	Oklahoma	Midwest Regional Medical Center
Monroe HMA, Inc.	Georgia	Walton Regional Medical Center
Mooresville HMA Physician Management, Inc.	North Carolina	Primary Care Associates
Mooresville Hospital Management Associates, Inc.	North Carolina	Lake Norman Regional Medical Center
Natchez Community Hospital, Inc.	Mississippi	Natchez Community Hospital
Norton HMA, Inc.	Virginia
Orlando H.M.A., Inc.	Florida	University Behavioral Center
Oviedo, HMA, Inc.	Florida
Paintsville Hospital Company (1)	Kentucky	Paul B. Hall Regional Medical Center
Pasco HMA, Inc.	Florida	Pasco Regional Medical Center
PBEC HMA, Inc.	Florida	Pelican Bay Executive Center
Pennington Gap HMA, Inc.	Virginia	Lee Regional Medical Center
Personal Home Health Care, Inc.(2)	Tennessee
Polk HMA, Inc.	Florida
Poplar Bluff HMA, Inc.	Missouri	Poplar Bluff Regional Medical Center
Poplar Bluff HMA Physician Management Corp.	Missouri
Port Charlotte HMA, Inc.	Florida
Punta Gorda HMA, Inc.	Florida	Charlotte Regional Medical Center
Regional Cardiology Center, LLC (3)	Mississippi
River Oaks Hospital, Inc	Mississippi	River Oaks Health System
River Oaks Management Company (4)	Mississippi	Preferred Medical Network
River Oaks Medical Office Building, Inc. (4)	Mississippi
Riverview Regional Medical Center, Inc.	Alabama	Riverview Regional Medical Center
ROH, Inc. (4)	Mississippi	Woman’s Hospital at River Oaks
Rose City HMA, Inc.	Pennsylvania	Lancaster Regional Medical Center
Sebastian Hospital, Inc.	Florida	Sebastian River Medical Center
Sebring Hospital Management Associates, Inc.	Florida	Highlands Regional Medical Center
Statesboro H.M.A., Inc.	Georgia	East Georgia Regional Medical Center
Statesville HMA, Inc.	North Carolina	Davis Regional Medical Center
Tequesta H.M.A., Inc.	Florida	SandyPines
The Surgery Center at Durant, LLC (6)	Oklahoma	The Surgery Center at Durant
Topeka H.M.A., Inc.	Kansas
Tullahoma HMA, Inc.	Tennessee	Harton Regional Medical Center
Van Buren H.M.A., Inc.	Arkansas	Crawford Memorial Hospital
Venice HMA, Inc.	Florida
Yakima HMA, Inc	Washington	Yakima Regional Medical & Heart Center

Entity	State of Incorporation	Doing Business As (if different from corporate name)

Yakima HMA Physician Management Corp.	Washington

(1) Subsidiary of Health Management Associates, Inc. (Kentucky)
(2) Subsidiary of HMA Fentress County General Hospital, Inc.
(3) Subsidiary of Biloxi H.M.A., Inc.
(4) Subsidiary of River Oaks Hospital, Inc.
(5) Subsidiary of Durant H.M.A., Inc.
(6) Subsidiary of Durant HMA Surgical Center, Inc.